UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 9, 2007

ETHANEX ENERGY, INC.
(f/k/a New Inverness Explorations, Inc.)
(Exact name of registrant as specified in its charter)

Nevada	333-129810	Pending
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

14500 Parallel Road, Suite A
Basehor, KS	66007
(Address of principal executive offices)	(Zip Code)

(913) 724-4106
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On February 9, 2007, Ethanex Energy North America, Inc. (the “Company”), a wholly owned subsidiary of Ethanex Energy, Inc., entered into a Sixth Amendment to Joint Venture Agreement with SEMO Milling, LLC (“SEMO”), and on February 16, 2007 the Company and SEMO entered in a Seventh Amendment to Joint Venture Agreement, each amending the Joint Venture Agreement dated August 4, 2006, relating to the construction of a 100 million gallon per year nameplate ethanol production plant to be co-located with a dry corn mill production facility being constructed by SEMO near Cape Girardeau, Missouri.

As previously reported in a Current Report on Form 8-K filed on February 6, 2007, the Company and SEMO are negotiating changes to the terms of the Joint Venture Agreement and on January 30, 2007 the parties extended to February 9, 2007 certain deadlines under the Joint Venture Agreement to permit additional time to complete these negotiations. Subsequently, the parties entered into the Sixth and Seventh Amendments.

The Sixth Amendment extended to February 16, 2007 and the Seventh Amendment further extends to February 28, 2007, the deadline for performing specified actions and activities under the Joint Venture Agreement (which is referred to as the “effective date”), including:

o	entering into certain agreements related to the joint venture, including an assignment agreement, a contribution agreement, a services agreement and a technology licensing agreement;

o	making required capital contributions to the joint venture; and

o	completing the construction of the SEMO dry corn mill to be co-located with the joint venture’s ethanol production facility.

The Company and SEMO continue to negotiate changes to the terms of the Joint Venture Agreement, which may include extending some or all of the above deadlines and other deadlines under the agreement. The parties set February 28, 2007 as the deadline for the “effective date” discussed above to permit additional time to complete these negotiations and to finalize the related joint venture agreements. Ethanex Energy Inc. expects that the some or all of the deadlines discussed above will be further extended as a result of these negotiations.

A copy of each Amendment is filed as an exhibit to this report and is incorporated in response to this item by reference to that exhibit.

This report contains forward-looking statements including statements regarding the plans, goals, strategies, intent, beliefs or current expectations of Ethanex Energy, Inc. These statements are expressed in good faith and based upon a reasonable basis when made, but there can be no assurance that these expectations will be achieved or accomplished. Forward looking statements can be identified by the use of terms and phrases such as “believe,” “plan,” “intend,” “anticipate,” “target,” “estimate,” “expect,” and the like, and/or future-tense or conditional constructions (“will,” “may,” “could,” “should,” etc.). Statements contemplating or making assumptions about, actual or potential collaborations and trends or operating results also constitute forward-looking statements.

Although forward-looking statements in this report reflect the good faith judgment of management, forward-looking statements are inherently subject to known and unknown business, economic and other risks and uncertainties that may cause actual results to be materially different from those discussed in these forward-looking statements. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this report. Ethanex Energy, Inc. assumes no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this report, other than as may be required by applicable law or regulation. Readers are urged to carefully review and consider the various disclosures and cautionary statements made by Ethanex Energy, Inc. in our reports filed with the SEC which attempt to advise interested parties of the risks and factors that may affect our business, financial condition, results of operation and cash flows, including the disclosures and statements made under the heading “Risk Factors” in our annual report on Form 10-KSB for the year ended July 31, 2006. If one or more of these risks or uncertainties materialize, or if the underlying assumptions prove incorrect, our actual results may vary materially from those expected or projected.

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Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Seventh Amendment to Joint Venture Agreement, dated February 16, 2007, by and between SEMO Milling, LLC and Ethanex Energy North America, Inc.
10.2	Sixth Amendment to Joint Venture Agreement, dated February 9, 2006, by and between SEMO Milling, LLC and Ethanex Energy North America, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 20, 2007	ETHANEX ENERGY, INC.

	By:	/s/ David J. McKittrick
Name: David J. McKittrick
Title: Executive Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description
10.1	Seventh Amendment to Joint Venture Agreement, dated February 16, 2007, by and between SEMO Milling, LLC and Ethanex Energy North America, Inc.
10.2	Sixth Amendment to Joint Venture Agreement, dated February 9, 2007, by and between SEMO Milling, LLC and Ethanex Energy North America, Inc.

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